                           CREDIT LYONNAIS NEW YORK BRANCH
                              NATIONSBANK OF TEXAS, N.A.
                               TD SECURITIES (USA) INC.



                                                 as of July 3, 1997




General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503-2781

Attention:  John M. Lowber
            Senior Vice President & Chief Financial Officer


Dear Sirs:

         You have advised us that General Communication, Inc. ("GCI") proposes to form a partnership to be known as the Alaska United Partnership (the "Borrower"), whose purpose will be the construction, ownership and operation of an undersea fiber optic telecommunications cable connecting Fairbanks, Anchorage and Juneau, Alaska to the lower 48 states (the "Project"). You have also advised us that in order to finance the Project, the Borrower, which initially will be a wholly owned subsidiary of GCI, will require a construction and term loan facility in the amount of $75 million (the "Facility").

         We are pleased to advise you of the commitments of (i) Credit Lyonnais New York Branch ("Credit Lyonnais") to act as Administrative Agent for the Facility, (ii) NationsBank of Texas, N.A. ("NationsBank") to act as Syndication Agent for the Facility, (iii) TD Securities (USA) Inc. ("Toronto Dominion") to act as Documentation Agent for the Facility, and (iv) Credit Lyonnais, NationsBank and Toronto Dominion (collectively, the "Banks") to each provide $25 million of the Facility (i.e. $75 million in the aggregate), subject to the terms and conditions set forth or referred to herein and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

         The Banks will manage and structure the Facility and arrange for the syndication of the Facility. You agree to actively assist the Banks in achieving a syndication (which may be completed before or after execution of the definitive documentation in respect of the Facility) which is satisfactory to the Banks. This will be accomplished by a variety of means, including (i) direct contact during the syndication between you, your officers and representatives and the proposed syndicate lenders, (ii) if deemed necessary by the Banks, your active participation in the preparation of a syndication book satisfactory to the Banks and (iii) if deemed necessary by the Banks, participation in one or more bank meetings. To assist the Banks in the syndication efforts, you agree promptly to provide, and to cause your advisors to provide, the Banks and the proposed syndicate lenders upon request with all information deemed reasonably necessary by the Banks to successfully complete the syndication, including but not limited to, all information, projections and valuations prepared by you or your advisors, or prepared on your or their behalf relating to the Borrower, the Project or the transactions described herein. The parties hereto hereby agree that the syndication of the Facility will not occur until after completion of the syndication of the new bank credit facility for GCI Holdings, Inc. In addition, you hereby agree that in the event syndication is completed after the execution of the definitive documentation in respect of the Facility, you shall negotiate in good faith, execute and deliver such amendments to the definitive documentation as a lender may reasonably request.

         It is understood and agreed that Credit Lyonnais as Administrative Agent, NationsBank as Syndication Agent, and Toronto Dominion as Documentation Agent, will be the only agents for the Facility and that no additional agents or co-agents will be appointed unless agreed to by the Banks. You also agree that to the extent any syndication prior to execution of definitive loan documentation results in commitments in excess of the full amount of the Facility, the Banks may reduce their commitments accordingly. It is understood and agreed that the Banks will manage all aspects of the syndication, including decisions as to when the Banks shall approach the proposed syndicate lenders and when the Banks shall accept their commitments, and further including any naming rights, lender selection and the final allocations of the commitments among the syndicate lenders. It is understood that no proposed syndicate lender in the Facility will receive compensation from the Borrower or its affiliates outside of the terms contained herein in order to obtain its commitment to participate in this financing.

         No Bank shall be responsible for the failure of any other Bank to honor its commitment set forth herein, nor shall the commitment of any Bank be increased as a result of the failure of any such other Bank to honor its commitment; PROVIDED that such failure (i) shall relieve the non-defaulting Banks of all obligations with respect to the Facility, unless the non-defaulting Banks shall in their sole discretion agree otherwise in writing following any such default and (ii) shall not relieve the defaulting Bank of any of its obligations with respect to its commitment for the Facility.

         As consideration for the Banks' commitments hereunder and agreements to manage, structure and syndicate the Facility and for their work in connection with the Facility, you hereby agree to pay to each of the Banks (i) an upfront fee of 1-1/8% of such Bank's commitment hereunder (i.e. an upfront fee of $281,500 to each Bank), payable upon the execution of the definitive credit agreement in respect of the Facility and (ii) the fees and other consideration specified in the Term Sheet. In addition, you hereby agree to pay to Credit Lyonnais the fees and other consideration specified in that certain separate letter agreement dated the date hereof between Credit Lyonnais on the one hand, and you on the other hand, concerning fees relating to the transaction contemplated hereby (the "Fee Letter"). The fees and other consideration specified in the Fee Letter shall be payable as set forth in the Fee Letter.
All of the fees and other consideration specified in this paragraph shall be paid in immediately available funds, and once paid, shall not be refundable under any circumstances.

         The effectiveness of this letter agreement is subject to each of the Banks executing this letter agreement or a counterpart hereof.

         The Banks' commitments hereunder are subject to the negotiation, execution and delivery of definitive documentation with respect to the Facility in form and substance satisfactory to each of them and the other syndicate lenders. The Banks' commitments hereunder are also subject to (x) there not having occurred and continuing to exist (and there being no likelihood, in the good faith judgment of the Banks, of the occurrence of) a material disruption or a material adverse change in the financial or capital markets and (y) a material adverse change not having occurred in the business, assets, property, condition, financial or otherwise, or prospects of GCI or the Borrower. The terms and conditions of the Banks' commitments hereunder and of the Facility are not limited to the terms and conditions set forth herein and in the Term Sheet (such additional terms and conditions to be in the nature of elaboration in documentation and consistent with transactions of this type). Those matters which are not covered by or made clear under the provisions hereof and of the Term Sheet are subject to the mutual approval and agreement of the Banks and the Borrower (it being understood that any terms and conditions reflecting such matters shall not be inconsistent with the terms and conditions set forth herein and in the Term Sheet).

         Each of the Banks has reviewed certain information about GCI, the Borrower and the Project which you have furnished to us. You agree promptly to provide each of the Banks upon request with all additional information deemed necessary by any of them, including but not limited to information prepared by you or your advisors, or prepared on your or their behalf. If the Banks' continuing review of materials about GCI, the Borrower and the Project discloses information, or the Banks otherwise discover information not previously disclosed to them, or any information previously disclosed to the Banks proves to contain inaccuracies, any of which any of the Banks believes has a materially adverse impact on its previous assessment of GCI, the Borrower or the Project, or the financial condition, operations, assets and prospects of GCI, the Borrower or the Project, or presents material tax or litigation exposure to GCI or the Borrower, then any of the Banks may, in its sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Banks and the other syndicate lenders or withdraw its commitment hereunder.

         You hereby represent and covenant that, to the best of your knowledge,
(a) all written information and data (excluding financial projections) concerning GCI, the Borrower and the Project (the "Information"), which has been or is hereafter made available to the Banks by you or on your behalf will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all financial projections concerning GCI, the Borrower and the Project (the "Projections"), which are made available to the Banks by you or on your behalf will, unless otherwise disclosed, be prepared in good faith based upon assumptions believed by management to be reasonable. If, subsequent to making any Information or Projections available to us, you become aware of any facts which would cause the foregoing representation to no longer be true, you will promptly so notify us. In extending their commitments relating to the Facility and arranging, structuring and working with you to syndicate the Facility, the Banks will be using and relying on the Information and Projections without independent verification thereof.

         By executing this letter agreement, you agree (i) to indemnify and hold harmless each of the Banks and the other syndicate lenders and their respective officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of or in connection with this letter agreement, the Facility or the loans, the use of any proceeds of the loans, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing or the security given for the loans or otherwise concerning the Borrower or the Project, whether or not any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; PROVIDED that the foregoing indemnification will not, as to any indemnified party, apply to losses, claims, damages, liabilities or expenses to the extent arising from the willful misconduct or gross negligence of such indemnified party; and (ii) to reimburse Credit Lyonnais from time to time upon demand for all reasonable out-of-pocket expenses (including expenses of Credit Lyonnais' due diligence investigation, syndication expenses and fees and disbursements of counsel and outside consultants) incurred in connection with the Facility and the preparation of this letter agreement, the Term Sheet, the definitive documentation for the Facility and the security arrangements in connection therewith. The provisions contained in this paragraph shall remain in full force and effect whether or not definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitments hereunder.

         The foregoing agreement shall be in addition to any rights that any Bank or any other indemnified party may have at common law or otherwise, including, but not limited to, any right to contribution.

         If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs, then you shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by you, on the one hand, and each of the Banks, the other indemnified parties and any other applicable indemnified party, as the case may be, on the other hand, and also the relative fault of you and each of the Banks, the other indemnified parties and any other applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

         You agree that this letter agreement is for your confidential use only and will not be disclosed by you to any person other than your attorneys, accountants, tax consultants and other advisors and as required by law or as compelled by legal process (and then only after giving the Banks prior notice) and on a confidential basis, except that, following your acceptance and return hereof and of the Fee Letter, you may make public disclosure of the existence and amount of the Banks' commitments and undertakings hereunder and may file a copy of this letter agreement in any public record in which it is required by law to be filed and may make such other public disclosures of the terms and conditions hereof as are required by law.

         This letter agreement shall not be assignable by you without the prior written consent of the Banks, and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by you and each of the Banks.

         In the event that the definitive documentation relating to the Facility has not been executed on or before August 31, 1997, then this letter agreement and the commitments contained herein shall terminate, unless the Banks shall, in their sole discretion, agree to an extension; provided that nothing herein shall limit any of your rights with respect to a breach by any Bank of its commitment contained herein. Notwithstanding the foregoing, the reimbursement and indemnification provisions hereof shall survive any termination hereof.

         THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         This letter agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

         Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to Credit Lyonnais the enclosed duplicate original of this letter agreement and an accepted copy of the Fee Letter by 12:00 noon New York City time on July 7, 1997, at which time the Banks' commitments and other agreements hereunder will expire in the event that Credit Lyonnais shall not have received both of the foregoing.

         Each of the Banks is pleased to have been given the opportunity to assist you in connection with the transactions contemplated herein.

                                       Very truly yours,

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By_____________________________
                                         Name:
                                         Title:


                                       NATIONSBANK OF TEXAS, N.A.


                                       By_____________________________
                                         Name:
                                         Title:


                                       TD SECURITIES (USA) INC.


                                       By_____________________________
                                         Name:
                                         Title:


Accepted and agreed to
as of the date first
written above:


GENERAL COMMUNICATION, INC.



By__________________________
    Name:
    Title:

                                                                       EXHIBIT A

                          ALASKA UNITED LIMITED PARTNERSHIP
                           SUMMARY OF TERMS AND CONDITIONS


              This Term Sheet is attached to and forms a part of that certain Commitment Letter dated as of July 3, 1997 between General Communication, Inc. on the one hand, and Credit Lyonnais New York Branch, NationsBank of Texas, N.A. and TD Securities (USA) Inc., on the other hand.


PROJECT: Development, construction and operation of an undersea fiber optic cable connecting Anchorage, Fairbanks and Juneau, Alaska with the Continental United States.

SPONSOR:                General Communication, Inc. ("GCI").

BORROWER:               "Alaska United," a limited partnership formed for the
                        purpose of owning the Project.

CREDIT FACILITIES:      A Construction and Term Loan Facility available for up
                        to ten (10) years from the Commencement Date, subject to extension for a further two (2) years as set forth below under Final Maturity Date. Periodic draws may be made on the Credit Facilities until the Completion Date
                        (as defined below), after which any Construction Loans outstanding are to be converted to a Term Loan of equal amount. A final draw will be permitted on the Completion Date for Project Costs incurred but not yet due and payable, the proceeds of which will be held in a segregated account pending disbursement. No further draws will be permitted after the Completion Date.

COMMITMENT
AMOUNT: $75,000,000. The actual amount drawn under the Credit Facilities shall be less than the Commitment Amount to the extent costs paid by the Borrower to construct the Project (the "Cost to Construct the Project") are less than $125,000,000.

PURPOSE:                To finance construction of the Project.

AGENT AND
ARRANGER:               Credit Lyonnais New York Branch.  Commitments under the
                        Credit Facilities shall be syndicated to institutions hereinafter referred to as the

                        "Lenders".

CLOSING DATE:           The date on which all Conditions Precedent to Closing
                        are satisfied.

COMMENCEMENT
DATE: The earlier of the date occurring 6 months from the Closing Date and the date on which the first draw is made on the Credit Facilities, subject to satisfaction of all Conditions Precedent to Initial Draw.

COMPLETION DATE:        The earlier of (1) the date on which Commercial
                        Operations (to be defined) have first been achieved and
                        (2) January 1, 1999.

CONVERSION DATE:        The date five years from the Commencement Date.

FINAL MATURITY
DATE: The date ten (10) years from the Commencement Date, on which the unpaid balance under the Credit Facilities shall become due and payable; PROVIDED, HOWEVER, that the Final Maturity Date will be extended to the date twelve (12) years from the Commencement Date if at any time between the second and fifth anniversaries of the Commencement Date, the Borrower is able to demonstrate to the satisfaction of all the Lenders that it meets the following test (the "Coverage Test"), i.e. that projected revenues to be received by the Borrower solely from "Satisfactory Capacity Commitments" will be sufficient to pay all of the Borrower's anticipated expenditures through such extended Final Maturity Date, including without limitation, all operating expenses, interest and scheduled principal installments (based on the extended amortization schedule), as and when due. The foregoing determination shall take into account any voluntary loan prepayments actually made prior to such date of determination.

SATISFACTORY
CAPACITY
COMMITMENTS:            "Satisfactory Capacity Commitments" shall mean (i)
                        binding contractual commitments for the sale or lease of Project capacity to third parties rated investment grade or better or otherwise satisfactory to all the Lenders, pursuant to which fixed minimum payments are required to be made on or before dates certain, and
                        (ii) the Lease Contract between the Borrower and GCI's wholly owned second-tier subsidiary GCI Holdings, Inc.
                        ("Holdings") as described below under "Project
                        Agreements".

AMORTIZATION:           The outstanding principal balance under the Credit
                        Facilities shall be repaid in equal quarterly installments beginning on the Conversion Date and continuing through the Final Maturity Date.

VOLUNTARY
PREPAYMENT:             All or any portion of the outstanding loans may be
                        prepaid at any time in whole or in part at the Borrower's option, subject to payment of breakage costs for LIBOR Loans.

SPONSOR EQUITY:         $50,000,000.  All Sponsor Equity funds will be
                        contributed to and expended by the Borrower prior to the disbursement of any proceeds from the Credit
                        Facilities.


PROJECT
AGREEMENTS:             All agreements which pertain to the development,
                        construction, operation and/or maintenance of the Project, including but not limited to:

                        1) The Lease Contract between the Borrower (as lessor), GCI Communication Corporation (as lessee) and Holdings (as guarantor of the lessee's obligations) must be for a term of at least 11 years from the Completion Date, and provide for annual rental payments to the Borrower of no less than $3,900,000.

                             Events of default under the Lease Contract shall include (i) failure to make any payment under the Lease Contract within 30 days after its due date,
                             (ii) payment default or acceleration with respect to other Indebtedness of the lessee or its parents aggregating $15,000,000 or more, (iii) any merger by Holdings with, or transfer of all or substantially all its assets to, any person other than one of its Restricted Subsidiaries, (iv) incurrence of any indebtedness which results in Senior Leverage at the time of such incurrence to be in excess of 5 to 1 at any time on or before December 31, 1999, or 3.75 to 1 at any time thereafter, and (v) other customary provisions for agreements of this type. "Senior Leverage" shall mean the ratio of total debt of Holdings and its Restricted Subsidiaries to their Consolidated EBITDA.

                             The Lenders, as assignee of the Borrower, shall be entitled to exercise all customary remedies upon an event of default under the Lease Contract including (i) the right to terminate the contract and (ii) the right to require immediate payment of an amount equal to the net present value of all remaining lease payments.

                        2) The Operating Keep-Well Agreement of GCI Transport Company, pursuant to which it shall be obligated to pay or to make subordinated loans or capital contributions, as they may elect, to the Borrower to pay (i) all the Borrower's operating expenses, including interest and principal, in order to avoid a payment default by the Borrower under any agreement to which the Borrower is a party (i.e. GCI Transport Company may be required to make immediate payment of any such amount which is not paid when due) (each a "Type I Payment") and (ii) the entire amount, if any, which remains unpaid under the Credit Facilities at the Final Maturity Date or upon any acceleration by reason of the occurrence of an Event of Default (the "Type II Payment"). This Agreement will contain a restriction on the ability of GCI Transport Company to pay dividends or otherwise transfer cash to Holdings or any other Affiliate (except the Borrower), except as contemplated under "Flow of Funds" below. This Agreement shall become effective on the Closing Date with mandatory payments to begin after the Completion Date.

                        3) The Operating Keep-Well Agreement of Holdings, which shall be identical to the Operating Keep-Well Agreement of GCI Transport Company, except that no Type I Payment will be required to be made under this agreement unless GCI Transport Company has failed to pay such amount within five
                             (5) days after demand for such payment pursuant to its Operating Keep-Well Agreement, and no Type II Payment will be required to be made by Holdings under this agreement until the earlier of (i) exhaustion of all remedies of the Lenders against the stock of the Borrower and all of its assets, demand for payment against GCI Transport Company under its Operating Keep-Well Agreement and the filing of a claim for payment against GCI Transport Company under such Agreement or (ii) repayment in full of Holdings' Bank Credit Facility, unless otherwise agreed to by the lenders under Holdings' Bank Credit Facility. All payments by Holdings under its Operating Keep-Well Agreement will be made as subordinated loans to the Borrower and will be subject to the Restricted Payment Limitation/Investment Baskets under the terms of the indenture relating to the Senior Notes due 2007 of GCI, Inc. (as described in the Registration Statement filed May 29, 1997) and Holdings' Bank Credit Facility, so long as any of the obligations thereunder are not paid in full.

                        4) A fixed price, Turnkey Construction Contract between the Borrower and Tyco SSI for construction of at least the entire undersea portion of the Project. The Turnkey Construction Contract will be negotiated on terms and conditions satisfactory to the Agent, including provisions for payment of damages for delay or non-performance; the amount of the damages are to be per industry norms and able to be confirmed by the Lenders' Independent Engineer.

                        5) A Completion Guarantee by Holdings pursuant to which it shall guarantee timely completion of construction of the entire Project. The Completion Guarantee will obligate Holdings (i) to advance such funds (in excess of the Sponsor Equity Commitment and advances under the Credit Facilities) as may be necessary to pay all Project Costs and (ii) to pay liquidated damages in accordance with industry norms if the Project fails to achieve Commercial Operations by January 1 ,1999. [ALL PAYMENTS BY HOLDINGS UNDER THE COMPLETION GUARANTEE WILL BE MADE AS SUBORDINATED LOANS TO THE BORROWER AND WILL BE SUBJECT TO THE RESTRICTED PAYMENT LIMITATION/INVESTMENT BASKETS UNDER THE TERMS OF THE INDENTURE RELATING TO THE SENIOR NOTES DUE 2007 OF GCI, INC. (AS DESCRIBED IN THE REGISTRATION STATEMENT FILED MAY 29, 1997) AND HOLDINGS' BANK CREDIT FACILITY, SO LONG AS ANY OF THE OBLIGATIONS THEREUNDER ARE NOT PAID IN FULL.]

                        6) An Operation and Maintenance Contract between an [OPERATING SUBSIDIARY OF THE SPONSOR] (the "O&M Contractor"), which is capable of performing such services and already engaged in similar activities, and the Borrower pursuant to which the O&M Contractor shall operate and maintain the Project through the date on which final payment is made on the Credit Facilities. This Contract is effective on the Closing Date and may be enforced at the Agent's reasonable discretion.

                        7) Any contract to which the Borrower is a party that provides for aggregate payments of $1,000,000 or more.

PRICING:                MARGINS:  LIBOR + 3.00%, Prime + 1.75%.

                        The LIBOR margin will be reduced to the extent that the total debt of the Borrower is maintained at or below certain levels, as indicated in the following table:


                             ------------------------------------------
                             TOTAL DEBT OUTSTANDING        LIBOR MARGIN
                             ------------------------------------------

                             $60 million or less                2.75%
                             ------------------------------------------
                             40 million or less                 2.50
                             ------------------------------------------

                        The Prime Rate Margin will be proportionally adjusted in each of the above cases.

                        COMMITMENT FEE: 0.375% p.a. on the undrawn portion of the Credit Facilities.

                        OTHER FEES: As per separate Commitment Letter and Fee Letter.

INTEREST RATE
HEDGING: The Borrower shall enter into interest rate hedging arrangements satisfactory to the Agent on at least 50% of its debt through the first five years of the Credit Facilities if at any time the yield on the U.S. Treasury bond maturing closest to December 31, 2002 is 150 basis points higher than the yield on the same bond measured as of the Closing Date. Any of the Lenders may provide such facilities.

SECURITY STRUCTURE
AND SECURITY
INTEREST:               The Lenders shall be granted a perfected first priority
                        lien and security interest in all assets of the Borrower, a direct assignment of the rights of the Borrower under all Project Agreements, and a first pledge of the shares or partnership interests of the Borrower held by the Borrower's owners, including the shares of the general partner, if any.

FUNDING AND
YIELD PROTECTION:       The usual, including, without limitation, in respect of
                        prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, reserves without proration or offset and other similar provisions typically found in credit facilities of this type; except that the Borrower shall only pay breakage costs resulting from prepayments.

CONDITIONS
PRECEDENT
TO CLOSING:             The Closing Date shall be deemed to have occurred once
                        the Conditions Precedent to Closing have been met, including but not limited to:

                        1) Completion of satisfactory due diligence by the Agent, including a review of the Project's assets and contracts, consultants' reports, proforma cash flow projections, major maintenance budget, etc.;

                        2) Evidence satisfactory to the Agent that all permits required for the construction, testing and operation of the Project have been obtained or are being applied for in a manner that will not hinder the timely completion of the Project;

                        3) Delivery of the following: (i) a limited review, performed by an independent consultant, of the Alaskan communications market; (ii) a technical feasibility study of the Project; and (iii) an environmental study. Each of the above studies must be satisfactory to the Agent;

                        4) Delivery of a construction budget listing all costs ("Project Costs") budgeted to be incurred by the Borrower in developing and building the Project; the Agent acknowledges that costs of the Anchorage to Fairbanks segment of the Project are estimates only at this time;

                        5) No material adverse change shall have occurred in the financial or legal status of the Sponsor;

                        6) Evidence satisfactory to the Agent of Sponsor's ability to contribute Sponsor Equity as required;

                        7) Execution of Project Agreements and financing and legal documentation satisfactory to the Agent and the Borrower. This will also include, but not be limited to, any subordination agreements for permitted debt (as outlined in #2 of Covenants of the Borrower) which are satisfactory to the Agent;

                        8) Others usual for facilities and transactions of this type, such as, legal opinions, copies of documents, receipt of lien searches and valid security interests as contemplated hereby, accuracy of representations and warranties, absence of defaults, evidence of organization and authority, and payment of fees.

ACCOUNTS:               The following accounts shall be established with an
                        institution satisfactory to the Agent. The Lenders shall maintain a first priority lien on these accounts and shall receive regular reports of account activity.

                        1) A Construction Account into which shall be deposited all draws on the Credit Facilities and the Sponsor Equity and from which all budgeted and authorized Project Costs may be withdrawn;

                        2) An Operating Account into which shall be deposited all cash receipts of the Borrower and from which withdrawals may be made by the Borrower according to the Flow of Funds;

                        3) An Insurance Proceeds Account for the purpose of segregating from other revenues the proceeds of any insurance claims received by the Borrower. All or a portion of such funds may be released to the Operating Account at the Agent's reasoned discretion.

CONDITIONS
PRECEDENT TO
DRAWS: From the Closing Date until the Completion Date, the Borrower may draw on the Credit Facilities each month to pay for budgeted Project Costs incurred during that month subject to conditions that include, but are not limited to, the following:

                        1) No default or Event of Default shall have occurred within the terms of the Credit Facilities or any Project Agreement;

                        2) Prior disbursement of all funds committed pursuant to "Sponsor Equity," above;

                        3) Certification by the Lenders' Independent Engineer that all Project Costs incurred to date are reasonable, Substantial Completion and Final Completion (as such terms will later be defined) should be achieved by the dates required under relevant agreements, and sufficient funds remain funded and/or committed in order to pay all remaining Project Costs;

                        4) No material adverse change shall have occurred in the financial or legal status of the Borrower or the Sponsor.

FLOW OF FUNDS:          Withdrawals from the Operating Account shall be made by
                        the Borrower in the following order of priority, subject to available funds:

                        1) Payment of budgeted and approved operating and maintenance expenses;

                        2) Quarterly, interest and fees payable to the Lenders under the terms of the Credit Facilities;

                        3) Quarterly, payment of any scheduled amortization payment then due to the Lenders under the terms of the Credit Facilities;

                        4) The first $10,000,000 (determined on an aggregate cumulative basis over the life of the Credit Facilities) remaining after application to 1,2 and 3 above may be distributed by the Borrower if at that time no default or event of default is then continuing under the Credit Facilities and the Borrower is able to demonstrate that it currently meets the Coverage Test set forth above, such amount to be distributed annually;

                        5) Quarterly, prepayment of up to the full amount outstanding under the Credit Facilities; provided however, that after the Conversion Date, up to 50% of the amount remaining after application to 1,2, 3 and 4 above may be distributed by the Borrower if at that time no default or event of default is then continuing under the Credit Facilities and the Borrower is able to demonstrate that it currently meets the Coverage Test set forth above.

REPRESENTATIONS
AND WARRANTIES:         Customary for project financings of this type.

COVENANTS OF THE
BORROWER:               Covenants of the Borrower shall include, but shall not
                        be limited to, the following:

                        1) Delivery of quarterly financial statements and audited annual financial statements of the Borrower;

                        2) No additional debt, except for (i) purchase money obligations aggregating, at any time, $2,000,000 in outstandings; (ii) fully subordinated loans incurred under the Operating Keep-Well Agreements and the Completion Guarantee, the terms of subordination of which must be acceptable to the Lenders.

                        3) No liens other than permitted liens (as such term will be defined);

                        4) Maintenance of insurance policies in amount and from providers satisfactory to the Agent in consultation with its Insurance Consultant;
                        5) Maintenance of the enforceability of all Project Contracts;

                        6) Project capacity to be sold at cost or higher, i.e., K units of capacity in the Project may be sold, on a present value basis, for no less than their ratable cost c, given by the formula c = (C x k)/K, where C is the Cost to Construct the Project and K is the total number of units of capacity in the Project as of the date of sale.

                             Reasonable exceptions shall be allowed under this covenant for the purchase of large amounts of capacity by third-parties acceptable to the Agent.

                        7) Other covenants customary for financings of this type.

COVENANTS OF THE
SPONSOR: Covenants of the Sponsor shall include, but shall not be limited to, the following:

                        1) Delivery of quarterly financial statements and audited annual financial statements of the Sponsor;

                        2) Maintenance of no less than a 50% voting interest and a 25% equity interest in the Borrower and the Project.

EVENTS OF DEFAULT:      Events of Default shall include, but shall not be
                        limited to, the following:

                        1) Default in the payment of any installment of interest or principal under the Credit Facilities which default remains unremedied more than five
                             (5) days after demand for such payment has been made to Holdings by the Agent or the Required Lenders under the Operating Keep-Well Agreement of Holdings.

                        2) Failure of the Borrower to achieve Commercial Operations (to be defined) before January 1, 1999;

                        3) Breach of any covenant beyond that covenant's respective cure period;

                        4)   Default by the Borrower, Holdings, GCI
                             Communications Corporation or GCI Transport
                             Company under the Project Agreements above;

                        5) Bankruptcy of the Borrower, Holdings, GCI Communications Corporation, GCI Transport Company or the Sponsor or an entity required to provide all or a portion of the Sponsor Equity.

                        6) Any event or circumstance, including a government act, natural disaster or change in the status of a party to a Project Agreement, that could be deemed to have a material adverse effect on the ability of the Borrower to repay the loans outstanding under the Credit Facilities.

                        7) Any change (made without the prior written consent of the Lenders) to the documentation relating to Holdings' Bank Credit Facility which would materially adversely affect the ability of Holdings or its Subsidiaries to fulfill their obligations under the various Project Agreements to which they are a party.

                        8) After the termination of Holdings' Bank Credit Facility, any breach by Holdings of certain covenants (to be specified, but specifically excluding financial covenants) contained in the credit agreement for Holdings' Bank Credit Facility as in effect prior to termination (the intention is to maintain certain affirmative and negative covenants for Holdings including, without limitation, the covenants relating to the incurrence of indebtedness, liens, investments, dividends and other similar covenants)..

REQUIRED LENDERS:       66 2/3%

GOVERNING LAW:          New York State.

EXPENSES:               The Borrower shall pay promptly upon notice from the
                        Agent all reasonable expenses incurred by the Agent, its consultants and advisors in connection with the closing and syndication of this financing, whether or not closing is actually achieved. These shall include travel and documentation expenses, and customary syndication expenses. The fees of the Agent's legal counsel, Independent Engineer, Market Consultant,
                        Environmental Consultant and Insurance Consultant are also the responsibility of the Sponsor.

                        The Borrower will indemnify each of the Agent and each Lender and hold it harmless from and against all costs, expenses (including reasonable fees and disbursements of counsel) and liabilities relating to or arising in connection with any enforcement of the credit agreement and any investigative, administrative or judicial proceeding (regardless of whether the Agent or such Lender is a party thereto) arising out of the proposed transactions, including the financing contemplated hereby or any transactions connected therewith, provided that the Agent or a Lender will not be indemnified for losses to the extent resulting from its gross negligence or willful misconduct.


ASSIGNMENTS AND
PARTICIPATIONS:         Lenders may participate or assign all or a part of
                        their interest under the Credit Facilities to eligible assignees; provided that, unless otherwise consented to by the Borrower and the Required Lenders, each assignment, when taken together with all other assignments with the same effective date, must result in each Lender having a commitment of at least
                        $15,000,000.

                        Voting rights of participants will be limited to changes in amount, collateral provisions relating to release of all or substantially all of the collateral, interest rates, fees and maturity date. Participants will receive cost and yield protection (limited to the cost and yield protection available to the Lenders). Any assignment will be by novation and will be subject to the approval of the Agent. Assignees will assume all the rights and obligations of the assignor Lender. Each assignment will be subject to the payment of a service fee by the assigning Lender to the Agent.

LENDERS' COUNSEL:       Morgan, Lewis & Bockius LLP

MARKETING
CONSULTANT:             Arthur D. Little

INDEPENDENT
ENGINEER:               Arthur D. Little

INSURANCE
CONSULTANT:             Sedgwick James of Tennessee, Inc.

ENVIRONMENTAL
CONSULTANT:             Brown & Root